Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Joint Proxy Statement/Consent Solicitation Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated March 15, 2021, relating to the financial statements of Shapeways, Inc., which is contained in such Joint Proxy Statement/Consent Solicitation Statement/Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Joint Proxy Statement/Consent Solicitation Statement/Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

June 9, 2021